BIO-PATH ANNOUNCES REPOSITIONING TO SUPPORT GROWTH, ADDS SCIENTIFIC ADVISORS, ENGAGES BANKERS, CANCELS REVERSE SPLIT

Turnaround to restart late Phase 2 trial targeting leukemia. Company mulling offers for licenses, partnerships, or sale of intellectual property and assets.


A new path in DNA-powered medicine.
An oncology-focused biotechnology company leveraging its innovative DNAbilize®
platform technology to deliver DNA therapeutics directly to cancer cells
An oncology-focused biotechnology company.

PITTSBURGH, PA, UNITED STATES, May 14, 2026 /EINPresswire.com/ -- Bio-Path Holdings, Inc. (OTC: BPTH), a biotechnology company developing proprietary liposomal antisense DNA therapeutics, today announced a series of strategic initiatives aimed at enhancing corporate agility, strengthening governance, and positioning the Company for drug development, partnership opportunities, and long-term value creation.

> “I believe the enterprise value of the Company at current trading levels is deeply detached from the intrinsic value of our lead drug candidate targeting AML treatments and cures.”
>
> *Vik Grover, CEO*

Adds Strategic Advisory Board to Support Next Phase

Bio-Path has appointed four medical industry professionals to its Advisory Board to guide the Company into the next chapter including a restart of Phase 2 acute myeloid leukemia (“AML”) trials and restructuring and refreshment of contracts with industry partners and critical vendors: Wendy M. Charles, PhD, Michael Hickey, Rick Silva, PhD, and Aleksandra J. Poole, PhD (pending):

- Dr. Charles brings expertise in clinical research operations and digital health integration,
- Mr. Hickey contributes experience in life sciences strategy, scaling, and commercialization pathways. He is the former Director of Clinical Program Management at Bio-Path, where he was responsible for the development, implementation, and oversight of the company’s ongoing and

planned clinical trials,

- Dr. Silva adds biomedical research expertise in clinicogenomics, pharmacovigilance/pharmacogenomics, large research collaborations, consortia, R&D alliances, IP asset portfolio management, medical product development partnerships, venture development, and seed funding,
- Dr. Poole adds 20 years of experience advancing cell and gene therapies, regenerative medicine, and immunotherapy programs from concept to clinic.

Each of the Strategic Advisors has been granted stock options at current market prices, with future issuances to be determined after work anniversaries, aligning their performance with long-term shareholder value. Further information on the Strategic Advisory Board members can be found @ https://www.biopathholdings.com and on their profile pages @ https://www.linkedin.com/.

Strategic Introductions and Execution Support

To support its operations and financing, the Company has engaged Farrington Capital Group to provide technology infrastructure and strategic support. This engagement enhances Bio-Path's operational capabilities, data infrastructure, and execution across its development pipeline, while supporting the evaluation of strategic partnerships and emerging market opportunities including AI and blockchain as applied to drug development and drug trial funding.

Additionally, the Company has retained GT Securities, a registered broker-dealer and member FINRA/SIPC, to provide financial advisory services in connection with the evaluation of potential financing alternatives, strategic partnerships, licensing opportunities, and other corporate transactions. GT Securities may also assist the Company in identifying and introducing qualified strategic and institutional counterparties, subject to applicable securities laws and regulations.

Cancels Reverse Split

In addition, Bio-Path and its majority shareholder have canceled the previously approved 1-for-30 reverse stock split announced in late 2024. Today, the Company has just over ten million common shares issued and outstanding, meaning a reverse stock split is not pragmatic or prudent. This decision reflects new management's focus on value creation through execution, clinical progress, and strategic engagement rather than structural share adjustments.

Management Commentary

"The above actions and developments reflect a focused effort to reposition Bio-Path for a new phase of growth as we turnaround the Company," said Vik Grover, CEO. "We have taken meaningful steps to improve our corporate structure, align our capital strategy, and expand our advisory, operational, and financial capabilities. With this foundation in place, we are better positioned to advance our platform, pursue strategic collaborations, and evaluate opportunities

that can accelerate product development and maximize long-term value. I believe the enterprise value of the Company at current trading levels is deeply detached from the intrinsic value of our lead drug candidate targeting AML treatments and cures. I look forward to working with our partners and advisors on the next chapter for the Company and invite everyone to get acquainted with Bio-Path 2.0."

About Bio-Path Holdings, Inc.

Bio-Path Holdings, Inc. is a biotechnology company focused on the development of antisense DNA therapeutics utilizing a proprietary liposomal delivery platform designed to enable systemic targeting of disease, including hematologic cancers and solid tumors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. Bio-Path undertakes no obligation to update forward-looking statements except as required by law.

Vik Grover
Bio-Path Holdings, Inc.
+1 630-708-0750
investors@biopathholdings.com
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